EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                       ILLINOIS CENTRAL RAILROAD COMPANY



            As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 25, 1996 (except with respect to the matter discussed in Note 16, as to which the date is February 29, 1996), included in Illinois Central Railroad Company's Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this Registration Statement.



                                                       /s/ Arthur Andersen LLP
                                                       -----------------------
                                                           Arthur Andersen LLP


Chicago, Illinois
December 26, 1996